As filed with the Securities and Exchange                  Registration No. 333-
  Commission on December 26, 2001
================================================================================
--------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             INFOWAVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

  British Columbia, Canada                                98-0183915
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                            200-4664 Lougheed Highway
                    Burnaby, British Columbia, Canada V5C 5T5
                     Address of Principal Executive Offices

                    Infowave Software, Inc. Stock Option Plan
                    -----------------------------------------
                            (Full title of the plan)

                                 CT Corporation System
                                     1633 Broadway
                                   New York, NY 10019
                                   ------------------
                        (Name and address of agent for service)

                                     (212) 664-1666
             (Telephone number, including area code, of agent for service)


                                                 CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum
     Title of Each Class of               Amount to            Offering Price Per      Aggregate Offering         Amount of
 Securities to be Registered(1)         be Registered               Share(4)                  Price           Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Shares subject to               3,558,890 shares             $1.76(2)              $6,263,646.40           $1,497.01
outstanding options
---------------------------------------------------------------------------------------------------------------------------------
Common Shares not subject to            390,211 shares              $0.95(3)               $370,700.45             $88.60
outstanding options
---------------------------------------------------------------------------------------------------------------------------------
Total                                  3,949,101 shares                                   $6,634,346.85           $1,585.61
=================================================================================================================================

(1) Common Shares, without par value, offered by the registrant, pursuant to the Plan described herein.

(2) Based on the average exercise price of options granted under the Infowave Software, Inc. Stock Option Plan outstanding as of the date of the filing of this registration statement.

(3) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average of the bid and asked prices for shares of the registrant's common shares on December 19, 2001, as quoted by The Toronto Stock Exchange, which was Cdn.$1.50 per share.

(4) U.S. dollar amounts are calculated based on the noon buying rate in New York City for cable transfers payable in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on December 19, 2001. On such date the noon buying rate was Cdn.$1.00 = US$1.5743.

Pursuant to Rule 429, the documents constituting a prospectus with respect to this registration statement constitute a combined prospectus which also relates to the Company's Form S-8 shares issuable upon the exercise of options granted under certain other plans, which shares were previously registered under Registration Statement No. 333-11260 and Registration Statement No. 333-39582.

--------------------------------------------------------------------------------
================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed by Infowave Software, Inc. (the "Company") to register additional securities under the Infowave Software, Inc. Stock Option Plan (the "Plan") covered the Company's Registration Statements on Form S-8 (No. 333-11260 and No. 333-39582) . The additional securities are to be issued pursuant to amendments to the Plan approved by the Company's Board of Directors on April 4, 2001 and August 16, 2001, and by the Company's shareholders on May 8, 2001 and September 26, 2001. Registration Statement No. 333-11260 and Registration Statement No. 333-39582 are incorporated herein by reference.

Item 8.  Exhibits.

Exhibit Number          Exhibit
--------------          -------
    4.1                 Infowave Software, Inc. Stock Option Plan, as amended
    5.1                 Opinion of Blake, Cassels & Graydon LLP
   23.1                 Consent of KPMG LLP
   23.2                 Consent of Blake, Cassels & Graydon LLP
                           (Included in Exhibit 5.1)
   24.1                 Power of Attorney (See signature pages of this
                           Registration Statement)

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Bothell, Washington, on December 7, 2001.

                                         INFOWAVE SOFTWARE, INC.


                                         By: /s/ Thomas Koll
                                             -----------------------------------
                                             Thomas Koll
                                             Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Thomas Koll, Todd Carter and Morgan Sturdy his or her attorney-in-fact and agent, with the full power of substitution and resubstitution, for them in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


  Signature               Title                                Date
  ---------               -----                                ----


/s/ Thomas Koll           Director, Chief Executive Officer    November 30, 2001
----------------------    and President
Thomas Koll               (Principal Executive Officer)


/s/ Todd Carter           Chief Financial Officer              November 30, 2001
----------------------
Todd Carter


/s/ Gary Ames             Director                             November 30, 2001
----------------------
Gary Ames


/s/ Jim McIntosh          Director                             November 30, 2001
----------------------
Jim McIntosh


                          Director
----------------------
David Neale


                          Director
----------------------
Lee Provow


                          Director
----------------------
Barb Richardson


/s/ Bijan Sanii           Director                             November 30, 2001
----------------------
Bijan Sanii


/s/ Morgan Sturdy         Director                             November 30, 2001
----------------------
Morgan Sturdy

                                  EXHIBIT INDEX

Exhibit
Number           Exhibit
------           -------

  4.1            Infowave Software, Inc. Stock Option Plan, as amended

  5.1            Opinion of Blake, Cassels & Graydon LLP

 23.1            Consent of KPMG LLP

 23.2            Consent of Blake, Cassels & Graydon LLP (Included in
                   Exhibit 5.1)

 24.1            Power of Attorney (See signature pages of this Registration
                   Statement)